Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of West End Indiana Bancshares, Inc. of our report dated March 29, 2012, on our audits of the consolidated financial statements of West End Bank, MHC as of and for the years ended December 31, 2011 and 2010, which report is included in the Annual Report on Form 10-K of West End Indiana Bancshares, Inc. for the year ended December 31, 2011.

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
March 29, 2012